OpenTable, Inc. Announces Second Quarter Financial Results

-- Increases Revenue by 15% to $39.6 Million --

-- Grows Seated Diners by 27% over Q2 2011 --

-- Achieves EPS of $0.25 and Non-GAAP EPS of $0.42 --

SAN FRANCISCO, Aug. 2, 2012 /PRNewswire/ -- OpenTable, Inc. (NASDAQ: OPEN), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the second quarter ended June 30, 2012.

(Logo: http://photos.prnewswire.com/prnh/20110606/MM07085LOGO )

OpenTable reported consolidated net revenues for Q2 2012 of $39.6 million, a 15% increase over Q2 2011. Consolidated net income for Q2 2012 was $5.7 million, or $0.25 per diluted share. Non-GAAP consolidated net income for Q2 2012, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses and tax-affected amortization of acquired intangibles, was $9.7 million, or $0.42 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

  Installed restaurant base as of June 30, 2012, totaled 18,373, an 18% increase over June 30, 2011.
  Seated diners totaled 28.0 million, a 26% increase over Q2 2011.
  Revenues totaled $34.5 million, an 18% increase over Q2 2011.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses) totaled $18.1 million, or 52% of North America revenues, a 22% increase over Q2 2011.

International Results

  Installed restaurant base as of June 30, 2012, totaled 6,664.  Prior to the relaunch of the toptable site, we targeted and successfully migrated the toptable restaurants that accounted for more than 90% of toptable seated diners in Q1 2012.  At the time of the toptable relaunch in May 2012, we proactively removed 1,578 toptable restaurants from our International installed restaurant base as they had not migrated to OpenTable technology.  This removal of restaurants from our installed base was an anticipated one-time event and reflects a group of restaurants that accounted for less than 10% of toptable seated diners in Q1 2012.
  Seated diners totaled 2.2 million, a 39% increase over Q2 2011.
  Revenues totaled $5.1 million, a 1% increase over Q2 2011.
  Non-GAAP adjusted EBITDA totaled a loss of $0.8 million compared to a loss of $0.5 million in Q2 2011.

"We're pleased with the progress we're making across a variety of areas that support future growth in both our North America and International businesses," said Matt Roberts, President and CEO of OpenTable. "The relaunch of the toptable site marks a significant milestone as it lays the foundation for growth in the UK, which is at the core of our International business. We're excited that London now represents our largest concentration of local restaurant customers in the world."

Q2 2012 Consolidated Financial and Operating Summary

  Installed restaurant base as of June 30, 2012, totaled 25,037, an 11% increase over June 30, 2011.
  Seated diners totaled 30.3 million, a 27% increase over Q2 2011.
  Total revenues were $39.6 million in Q2 2012, up 15% over Q2 2011 revenues of $34.3 million.
    Reservation revenues were $22.3 million in Q2 2012, up 22% over Q2 2011 revenues of $18.3 million.  Reservation revenues primarily increased as a result of the increase in seated diners.
    Subscription revenues were $13.9 million in Q2 2012, up 11% over Q2 2011 revenues of $12.6 million.  Subscription revenues primarily increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.
    Other revenues were $3.3 million in Q2 2012, down 3% over Q2 2011 revenues of $3.4 million.  The decrease is primarily the result of a decrease in revenue from third-party restaurant coupon sales, partially offset by an increase in advertising revenues and featured private dining sales.
  Total operating expenses were $30.7 million in Q2 2012, up 24% over Q2 2011 operating expenses of $24.8 million.  The increase was primarily driven by an increase in stock-based compensation, performance-based compensation and a 7% increase in headcount.
  Total operating income was $8.9 million in Q2 2012 compared to $9.5 million in Q2 2011.  Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expenses and amortization of acquired intangibles was $15.2 million in Q2 2012 compared to $12.4 million in Q2 2011.
  The Q2 2012 GAAP income tax expense was $3.1 million, or a 35% tax rate.
  Consolidated net income was $5.7 million, or $0.25 per diluted share, in Q2 2012 compared to $6.3 million, or $0.26 per diluted share, in Q2 2011.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses, and tax-affected amortization of acquired intangibles was $9.7 million, or $0.42 per diluted share, in Q2 2012 compared to $8.1 million, or $0.33 per diluted share, in Q2 2011.
  As of June 30, 2012, OpenTable had cash and cash equivalents and short-term investments of $71.9 million.

"During the second quarter the business continued to deliver solid operating metrics, adjusted EBITDA margins and cash flows even as we invest for the future," said Duncan Robertson, CFO of OpenTable.

Business Outlook

As of today, OpenTable is providing guidance for Q3 2012 and the full year 2012 on revenue, non-GAAP adjusted EBITDA and other consolidated metrics.

Q3 2012 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $33.9 million to $34.6 million and non-GAAP adjusted EBITDA to be in the range of $16.0 million to $17.0 million.
  In the International segment the Company estimates revenue to be in the range of $5.2 million to $5.6 million and non-GAAP adjusted EBITDA loss to be in the range of $0.6 million to $1.0 million.
  On a consolidated basis the Company estimates revenue to be in the range of $39.1 million to $40.2 million, non-GAAP adjusted EBITDA to be in the range of $15.0 million to $16.4 million and non-GAAP EPS to be in the range of $0.34 to $0.38.

Full Year 2012 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $138.0 million to $141.0 million and non-GAAP adjusted EBITDA to be in the range of $69.0 million to $72.5 million.
  In the International segment the Company estimates revenue to be in the range of $22.0 million to $23.0 million and non-GAAP adjusted EBITDA loss to be in the range of $2.0 million to $3.0 million.
  On a consolidated basis the Company estimates revenue to be in the range of $160.0 million to $164.0 million, non-GAAP adjusted EBITDA to be in the range of $66.0 million to $70.5 million and non-GAAP EPS to be in the range of $1.54 to $1.66.

Treatful Acquisition:

  On July 27, 2012, the Company agreed to acquire Treat Technologies, Inc., a provider of the Treatful-branded online gift card solutions for restaurants, for approximately $4 million in cash pursuant to an agreement and plan of merger. The completion of the acquisition is subject to customary closing conditions.

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through August 30, 2012, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to the Company at the date of this press release and adjustments that the Company can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.

The non-GAAP financial measures in this press release include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA. Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and acquisition-related expenses. Within the Company's reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses and amortization of acquired intangibles because they do not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers. The Company's revenues primarily include monthly subscription fees, a fee for each restaurant guest seated through online reservations, and other revenue, including installation fees for the Electronic Reservation Book (including training).

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include guidance for Q3 2012 and the full year 2012 and the quotations from management in this press release, as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company's business; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its website and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company's ability to successfully enter new markets and manage its international expansion; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2011 and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants. The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants. OpenTable has more than 25,000 restaurant customers, and, since its inception in 1998, has seated more than 350 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the UK. OpenTable also owns and operates toptable, a leading restaurant reservation site in the UK.

OpenTable, OpenTable.com, OpenTable logos, toptable and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 57,543,000	$ 36,519,000
Short-term investments	14,344,000	13,411,000
Accounts receivable, net	18,760,000	18,795,000
Prepaid expenses and other current assets	3,299,000	2,708,000
Deferred tax asset	11,089,000	11,238,000

Total current assets	105,035,000	82,671,000

Property, equipment and software, net	17,968,000	16,150,000
Goodwill	42,705,000	42,312,000
Intangibles, net	14,637,000	16,403,000
Deferred tax asset	9,063,000	5,466,000
Other assets	1,038,000	813,000

TOTAL ASSETS	$ 190,446,000	$ 163,815,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 6,207,000	$ 7,004,000
Accrued compensation	5,063,000	4,518,000
Deferred revenue	1,620,000	1,752,000
Dining rewards payable	24,379,000	20,827,000
Total current liabilities	37,269,000	34,101,000

Deferred revenue — non-current	2,252,000	2,249,000
Deferred tax liability	3,515,000	3,915,000
Income tax liability	13,635,000	13,215,000
Other long-term liabilities	63,000	108,000

Total liabilities	56,734,000	53,588,000

STOCKHOLDERS' EQUITY:
Common stock	2,000	2,000
Additional paid-in capital	192,641,000	171,465,000
Treasury stock	(50,673,000)	(41,963,000)
Accumulated other comprehensive loss	(1,176,000)	(1,634,000)
Accumulated deficit	(7,082,000)	(17,643,000)

Total stockholders' equity	133,712,000	110,227,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 190,446,000	$ 163,815,000

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except per share amounts)

REVENUES	$ 39,558	$ 34,290	$ 78,927	$ 67,997

COSTS AND EXPENSES:
Operations and support (1)	10,338	9,686	20,858	19,158
Sales and marketing (1)	8,483	6,403	17,343	14,215
Technology (1)	3,610	3,531	6,858	7,578
General and administrative (1)	8,250	5,148	17,601	11,010

Total costs and expenses	30,681	24,768	62,660	51,961

Income from operations	8,877	9,522	16,267	16,036
Other income, net	13	24	30	45

Income before taxes	8,890	9,546	16,297	16,081
Income tax expense	3,145	3,221	5,736	5,571

NET INCOME	$ 5,745	$ 6,325	$ 10,561	$ 10,510

Net income per share:
Basic	$ 0.25	$ 0.27	$ 0.47	$ 0.45
Diluted	$ 0.25	$ 0.26	$ 0.46	$ 0.43

Weighted average shares outstanding:
Basic	22,578	23,558	22,557	23,446
Diluted	23,169	24,615	23,164	24,573

(1) Stock-based compensation included in above line items:
Operations and support	$ 333	$ 446	$ 634	$ 858
Sales and marketing	1,375	493	2,756	1,003
Technology	642	437	1,164	888
General and administrative	2,903	460	6,623	2,091
	$ 5,253	$ 1,836	$ 11,177	$ 4,840

Other Operational Data:
Installed restaurants (at period end):
North America	18,373	15,560	18,373	15,560
International	6,664	7,067	6,664	7,067
Total	25,037	22,627	25,037	22,627

Seated diners (in thousands):
North America	28,038	22,196	55,754	43,066
International	2,244	1,618	4,498	3,171
Total	30,282	23,814	60,252	46,237

Headcount (at period end):
North America	418	378	418	378
International	161	162	161	162
Total	579	540	579	540

Additional Financial Data:
Revenues:
North America
Reservation	$ 19,721	$ 15,560	$ 38,935	$ 30,536
Subscription	12,265	11,090	24,165	21,711
Other	2,486	2,592	5,095	5,769
Total North America Revenues	$ 34,472	$ 29,242	$ 68,195	$ 58,016
International
Reservation	$ 2,590	$ 2,736	$ 5,703	$ 5,367
Subscription	1,662	1,472	3,302	2,869
Other	834	840	1,727	1,745
Total International Revenues	5,086	5,048	10,732	9,981
Total Revenues	$ 39,558	$ 34,290	$ 78,927	$ 67,997

Income (loss) from operations:
North America	$ 11,374	$ 12,240	$ 21,354	$ 22,325
International	(2,497)	(2,718)	(5,087)	(6,289)
Total	$ 8,877	$ 9,522	$ 16,267	$ 16,036

Depreciation and amortization:
North America	$ 1,859	$ 1,741	$ 3,548	$ 3,436
International	1,270	1,209	2,758	2,345
Total	$ 3,129	$ 2,950	$ 6,306	$ 5,781

Stock-based compensation:
North America	$ 4,791	$ 862	$ 10,226	$ 2,881
International	462	974	951	1,959
Total	$ 5,253	$ 1,836	$ 11,177	$ 4,840

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 5,745	$ 6,325	$ 10,561	$ 10,510
Add back: stock-based compensation expense	5,253	1,836	11,177	4,840
Income tax effect of stock-based compensation	(2,022)	(778)	(4,302)	(1,918)
Add back: acquisition-related expenses	51	-	51	-
Income tax effect of acquisition-related expenses	(19)	-	(19)	-
Add back: amortization of acquired intangibles	978	1,005	1,949	1,993
Income tax effect of amortization of intangibles	(259)	(272)	(515)	(558)

NON-GAAP CONSOLIDATED NET INCOME	$ 9,727	$ 8,116	$ 18,902	$ 14,867

Non-GAAP diluted net income per share	$ 0.42	$ 0.33	$ 0.82	$ 0.61

Weighted average diluted shares outstanding	23,169	24,615	23,164	24,573

Non-GAAP consolidated operating income:
GAAP income from operations "as reported"	$ 8,877	$ 9,522	$ 16,267	$ 16,036
Add back: stock-based compensation expense	5,253	1,836	11,177	4,840
Add back: acquisition-related expenses	51	-	51	-
Add back: amortization of acquired intangibles	978	1,005	1,949	1,993

NON-GAAP OPERATING INCOME	$ 15,159	$ 12,363	$ 29,444	$ 22,869

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 11,374	$ 12,240	$ 21,354	$ 22,325

Adjustments:
Stock-based compensation expense	4,791	862	10,226	2,881
Acquisition-related expense	51	-	51	-
Amortization of acquired intangibles	88	88	176	176
Depreciation and other amortization expense	1,771	1,653	3,372	3,260

North America Adjusted EBITDA	$ 18,075	$ 14,843	$ 35,179	$ 28,642

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (2,497)	$ (2,718)	$ (5,087)	$ (6,289)

Adjustments:
Stock-based compensation expense	462	974	951	1,959
Amortization of acquired intangibles	890	917	1,773	1,817
Depreciation and other amortization expense	380	292	985	528

International Adjusted EBITDA	$ (765)	$ (535)	$ (1,378)	$ (1,985)

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FORWARD-LOOKING GUIDANCE

	Forward-Looking Guidance
	Three Months Ending		Twelve Months Ending
	September 30, 2012		December 31, 2012
	Range of Estimate		Range of Estimate
	From	To	From	To
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income	$ 3,866	$ 4,719	$ 19,975	$ 22,765
Add back: stock-based compensation expense	5,545	5,545	21,631	21,631
Income tax effect of stock-based compensation	(2,107)	(2,107)	(8,253)	(8,253)
Add back: acquisition-related expenses	-	-	51	51
Income tax effect of acquisition-related expenses	-	-	(19)	(19)
Add back: amortization of acquired intangibles	962	962	3,326	3,326
Income tax effect of amortization of intangibles	(260)	(260)	(882)	(882)

NON-GAAP CONSOLIDATED NET INCOME	$ 8,006	$ 8,859	$ 35,829	$ 38,619

Non-GAAP diluted net income per share	$ 0.34	$ 0.38	$ 1.54	$ 1.66

Weighted average diluted shares outstanding	23,500	23,500	23,300	23,300

North America Adjusted EBITDA:
GAAP operating income	$ 9,003	$ 10,003	$ 41,502	$ 45,002

Adjustments:
Stock-based compensation expense	5,053	5,053	19,872	19,872
Acquisition-related expense	-	-	51	51
Amortization of acquired intangibles	88	88	320	320
Depreciation and other amortization expense	1,856	1,856	7,255	7,255

North America Adjusted EBITDA	$ 16,000	$ 17,000	$ 69,000	$ 72,500

International Adjusted EBITDA:
GAAP operating loss	$ (2,686)	$ (2,286)	$ (9,395)	$ (8,395)

Adjustments:
Stock-based compensation expense	492	492	1,759	1,759
Amortization of acquired intangibles	874	874	3,006	3,006
Depreciation and other amortization expense	320	320	1,630	1,630

International Adjusted EBITDA	$ (1,000)	$ (600)	$ (3,000)	$ (2,000)

Consolidated Adjusted EBITDA:
GAAP operating income	$ 6,317	$ 7,717	$ 32,107	$ 36,607

Adjustments:
Stock-based compensation expense	5,545	5,545	21,631	21,631
Acquisition-related expense	-	-	51	51
Amortization of acquired intangibles	962	962	3,326	3,326
Depreciation and other amortization expense	2,176	2,176	8,885	8,885

Consolidated Adjusted EBITDA	$ 15,000	$ 16,400	$ 66,000	$ 70,500

CONTACT: Investor Relations, +1-415-344-6520, investors@opentable.com, or Media Relations Contact, +1-415-344-4275 pr@opentable.com